Exhibit 10.8.1

FIRST AMENDMENT TO MERGER AGREEMENT

This FIRST AMENDMENT TO MERGER AGREEMENT (this “Amendment”), dated as of May 8, 2012 is entered into by and among Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Parent”), Sprouts Farmers Markets Holdings, LLC, a Delaware limited liability company (the “Buyer”), Sunflower Fanners Markets, Inc., a Delaware corporation (the “Company”), Centennial Interim Merger Sub, Inc., a Delaware corporation (the “Interim Merger Sub”), Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company (the “Post-Closing Merger Sub”), and solely in its capacity as “Representative”, KMCP Grocery Investors, LLC (“KMCP”) (each, a “Party”, and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement (as defined below).

WHEREAS, the Parties have entered into a Merger Agreement, dated as of March 9, 2012 (the “Agreement”), pursuant to which the Buyer is acquiring 100% of the issued and outstanding shares of Capital Stock pursuant to the Interim Merger;

WHEREAS, Section 9.2 of the Agreement provides that amendments may be made to the Agreement by execution of an instrument in writing signed by each of the Parties; and

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Closing. The following is added to the end of Section 2.1(c) of the Agreement:

“Notwithstanding the first sentence of this Section 2.1 (c), unless otherwise mutually agreed by the Parties, the Parties intend for the Closing Date to occur on May 29, 2012.”

2. Outside Date. Section 7.1(a)(ii) of the Agreement is deleted in its entirety and replaced with the following:

“(ii) by the Buyer or the Representative if the Closing does not occur on or before May 31, 2012 (“Outside Date”); provided that the right to terminate this Agreement under this clause (ii) shall not be available to any Party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in the failure of, the Closing to occur on or before such date;”

3. Net Debt Allowance. The definition of “Net Debt Allowance” set forth in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

““Net Debt Allowance” means an amount equal to $37,500,000; provided that if the Company’s actual capital expenditures during the period commencing on January 1, 2012 and ending on the Closing Date are in the aggregate less than $12,617,860, then the Net Debt Allowance shall be decreased dollar for dollar by an amount equal to such difference; provided further, that notwithstanding the preceding proviso, in no event shall the Net Debt Allowance be less than $35,500,000.”

4. 2011 Audited Financial Statements. Section 5.16 of the Agreement is deleted in its entirety.

5. Audited Financial Statements. The Following definition is added to Section 1.1 of the Agreement:

““2011 Audited Financial Statements” shall mean balance sheet of the Company as of December 31, 2011 and the related audited statements of operations and cash flows for the year then ended (including any notes thereto) accompanied by an audit report of the Company’s auditors, which financial statements shall reflect the required changes set forth on Section 5.16 of the Buyer Disclosure Schedule to the reasonable satisfaction of the Buyer, whose approval shall not be unreasonably withheld (it being expressly agreed and understood that the form and substance of the draft unaudited financial statements as of and for the year ended December 31, 2011 previously delivered by the Company to the Buyer (including the accompanying draft auditors’ report of Ehrhardt Keefe Steiner & Hottman PC set forth therein) are and shall be deemed to be satisfactory to the Buyer for this purpose).”

6. Restated Operating Agreement. The Parties agree to amend the Restated Operating Agreement to permit each of the Philanthropiece Foundation, Inc., Ian Patrick Gilliland Trust Under the 1996 Annuity Trust and the Stella Elizabeth Gilliland Trust under the 1996 Annuity Trust to transfer Units between each of the foregoing.

7. Cash and Current Liabilities. For the avoidance of doubt, the parties acknowledge and agree that any amounts deducted from Cash pursuant to clause (ii) of the definition of Cash in Section 1.1 of the Agreement shall not be included as “Current Liabilities” for purposes of the Agreement.

8. Full Force and Effect: Amendment. Except as expressly amended hereby, each term, provision, Exhibit and Schedule of the Agreement (i) is hereby ratified and confirmed, (ii) is hereby incorporated herein and (iii) will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by the Parties.

9. Severability. If any provision of this Amendment is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Amendment, or application of that provision to any Persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by Law.

10. Governing Law. The Laws of the State of Delaware, without giving effect to principles of conflict of Laws, govern all matters arising out of or relating to this Amendment.

11. Counterparts. The Parties may sign this Amendment in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. The Parties agree that delivery of this Amendment may be effected by means of an exchange of facsimile or other electronic copies.

12. Captions. All captions contained in this Amendment are for convenience of reference only, do not form a part of this Amendment and shall not affect in any way the meaning or interpretation of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective authorized officers as of the date first written above.

SPROUTS FARMERS MARKETS, LLC

By:	/s/ Amin Maredia
Name:	Amin Maredia
Title:	CFO

SPROUTS FARMERS MARKETS HOLDINGS, LLC

By:	/s/ Amin Maredia
Name:	Amin Maredia
Title:	CFO

CENTENNIAL INTERIM MERGER SUB, INC.

By:	/s/ Amin Maredia
Name:	Amin Maredia
Title:	CFO

CENTENNIAL POST-CLOSING MERGER SUB, LLC

By:	/s/ Amin Maredia
Name:	Amin Maredia
Title:	CFO

[Signature Page to First Amendment to Merger Agreement]

KMCP GROCERY INVESTORS, in its capacity as the Representative

By:
Its:	Managing Member
	By:	KMCP Advisors II LLC
	Its:	Manager

	By:	/s/ Tim Kelleher
Tim Kelleher, Managing Member

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:

[Signature Page to First Amendment to Merger Agreement]

KMCP GROCERY INVESTORS, in its capacity as the Representative

By:
Its:	Managing Member
By:	KMCP Advisors II LLC
Its:	Manager

By:
Tim Kelleher, Managing Member

SUNFLOWER FARMERS MARKETS, INC.

By:	/s/ Chris Sherrell
Name:	Chris Sherrell
Title:	CEO

[Signature Page to First Amendment to Merger Agreement]